Archrock Reports Third Quarter 2019 Results

HOUSTON, October 28, 2019 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the third quarter of 2019.

Third Quarter 2019 Financial Results

•	Net income for the third quarter of 2019 was $20.4 million compared to $10.0 million in the third quarter of 2018.

•
Adjusted EBITDA (a non-GAAP measure as defined below) for the third quarter of 2019 was $112.1 million, up 25% compared to the third quarter of 2018, and includes $8.0 million in gains related to the sale of compression assets.

•	Total operating horsepower at the end of the third quarter of 2019 was 3.9 million, up 451,000 horsepower compared to the third quarter of 2018.

•
Previously declared quarterly dividend of $0.145 per common share for the third quarter of 2019 represents growth of 10% compared to the third quarter of 2018. Dividend coverage for the third quarter of 2019 was 3.1x.

•	Reiterate full-year 2019 adjusted EBITDA guidance of between $400 and $410 million.

Management Commentary and Outlook

“Archrock again delivered strong financial and operational results for the third quarter, including attractive margins in our contract operations segment, coupled with growth of 451,000 horsepower compared to the third quarter of last year,” said Brad Childers, Archrock’s President and Chief Executive Officer. “Margins in our contract operations business continue to benefit from quality execution and deployment of additional large horsepower units supporting midstream energy infrastructure. Our strong performance for the third quarter keeps us on pace to achieve our full-year 2019 adjusted EBITDA guidance of between $400 million and $410 million. On August 1st, we closed the previously announced Elite Compression acquisition, and our team has done a great job integrating Elite’s highly-complementary asset base into Archrock. We remain on track to realize $5 million or more of annualized cost synergies within the first year,” continues Childers.

“Record levels of U.S. natural gas production growth over the last two years necessitated the build-out of midstream infrastructure, including significant amounts of compression equipment. As we look forward, we expect to see continued growth in natural gas demand and production in future years, albeit at rates that will be lower than in 2018 and 2019. We believe the positive long-term fundamentals for the compression business remain in place with low and stable U.S. natural gas prices spurring demand from LNG facilities, petrochemical plants, exports to Mexico and power generation.”

“We remain committed to our capital allocation priorities, which include positioning the business to achieve positive free cash flow. To accelerate that objective, we are targeting Archrock’s 2020 growth capital expenditures to be less than $125 million, which is less than half of 2019 levels. The reduction in growth capital combined with our strong asset base positions Archrock to generate positive free cash flow in 2020, while at the same time, reducing leverage below 4.0x. This dynamic, combined with our focus on operational execution positions Archrock to deliver increased shareholder value, including annual dividend growth of between 10 and 15% and dividend coverage of greater than 2.0x through 2020,” concluded Childers.

Contract Operations

For the third quarter of 2019, contract operations segment revenue totaled $198.3 million, an increase of 17% compared to $169.5 million in the third quarter of 2018. Gross margin was $122.4 million, up $22 million or 22% from the third quarter of 2018, reflecting a gross margin percentage of 62% compared to 59% in the prior year third quarter. Total operating horsepower at the end of the third quarter of 2019 was 3.9 million, up from 3.5 million at the end of the prior year third quarter, a 13% increase. Utilization was 88% at the end of the third quarter of both 2019 and 2018.

Aftermarket Services

For the third quarter of 2019, aftermarket services segment revenue totaled $46.6 million, a decrease of 26% compared to $62.9 million in the third quarter of 2018 driven by delays in maintenance activities. Gross margin percentage of 19% was 1% lower than gross margin percentage in the third quarter of 2018.

Balance Sheet

Long-term debt as of September 30, 2019 was $1.83 billion compared to $1.63 billion as of June 30, 2019. Archrock’s leverage ratio was 4.3x as of September 30, 2019 compared to 4.7x as of September 30, 2018 and 4.4x as of June 30, 2019.

Quarterly Dividend

Archrock’s Board of Directors recently declared a quarterly dividend of $0.145 per share of common stock, or $0.58 per share on an annualized basis, unchanged from the second quarter of 2019 and representing an increase of 10% compared to the third quarter of 2018. Dividend coverage in the third quarter of 2019 was 3.1x. The dividend will be paid on November 14, 2019 to stockholders of record at the close of business on November 7, 2019.

Summary Metrics

	Three Months Ended
	September 30,	June 30,	September 30,
(in thousands, except percentages, per share amounts and ratios)	2019	2019	2018

Net income	$20,407	$11,423	$9,974
Net income per common share	$0.14	$0.09	$0.08
Adjusted EBITDA	$112,133	$100,664	$89,466

Contract operations revenue	$198,337	$186,258	$169,509
Contract operations gross margin	$122,396	$115,737	$100,453
Contract operations gross margin percentage	62%	62%	59%

Aftermarket services revenue	$46,612	$52,132	$62,863
Aftermarket services gross margin	$8,987	$9,917	$12,820
Aftermarket services gross margin percentage	19%	19%	20%

Selling, general, and administrative	$29,526	$28,618	$26,298

Cash available for dividend	$68,306	$55,354	$50,370
Cash available for dividend coverage	3.10x	2.51x	2.95x

Total available horsepower (at period end)	4,441	4,096	3,937
Total operating horsepower (at period end)	3,916	3,611	3,465
Horsepower utilization spot (at period end)	88%	88%	88%

Conference Call Details

Archrock will host a conference call on Tuesday, October 29, 2019, to discuss third quarter 2019 financial results. The call will begin at 10:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-877-407-0784 in the United States and Canada or 1-201-689-8560 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-844-512-2921 in the United States and Canada, or 1-412-317-6671 for international calls. The access code is 13695855.

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Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, restatement and other charges, debt extinguishment loss, transaction-related costs, stock-based compensation expense, indemnification (income) expense, net and other items. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, appears below, and a reconciliation of our full-year 2019 adjusted EBITDA guidance to net income appears in our earnings release with respect to the second quarter of 2019.

Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived asset impairment, restatement and other charges, debt extinguishment loss, transaction-related costs, stock-based compensation expense and indemnification (income) expense, net less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and cash flows from operating activities, the most directly comparable GAAP measures, appear below.

About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding: our ability to achieve the expected synergies and other benefits of the Elite Compression acquisition; guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic and market conditions and trends; Archrock’s operational and financial strategies, including planned growth and leverage reduction strategies, Archrock’s ability to successfully effect those strategies and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart
Treasurer & VP of Investor Relations
281-836-8688
investor.relations@archrock.com

ARCHROCK, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Revenue:
Contract operations	$198,337	$186,258	$169,509
Aftermarket services	46,612	52,132	62,863
Total revenue	244,949	238,390	232,372
Cost of sales (excluding depreciation and amortization):
Contract operations	75,941	70,521	69,056
Aftermarket services	37,625	42,215	50,043
Total cost of sales (excluding depreciation and amortization)	113,566	112,736	119,099
Selling, general and administrative	29,526	28,618	26,298
Depreciation and amortization	48,409	45,482	43,779
Long-lived asset impairment	7,097	8,632	6,660
Restatement and other charges	—	24	396
Interest expense	27,401	25,954	23,518
Debt extinguishment loss	—	3,653	—
Transaction-related costs	4,905	2,687	182
Other income, net	(7,810)	(2,010)	(660)
Income before income taxes	21,855	12,614	13,100
Provision for income taxes	1,448	1,191	3,126
Net income	$20,407	$11,423	$9,974

Basic and diluted net income per common share (1)	$0.14	$0.09	$0.08

Weighted average common shares outstanding:
Basic	142,931	128,328	127,842
Diluted	142,965	128,354	127,955
——————

(1)
Basic and diluted net income per common share was computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Revenue:
Contract operations	$198,337	$186,258	$169,509
Aftermarket services	46,612	52,132	62,863
Total revenue	$244,949	$238,390	$232,372

Gross margin (1):
Contract operations	$122,396	$115,737	$100,453
Aftermarket services	8,987	9,917	12,820
Total gross margin	$131,383	$125,654	$113,273

Gross margin percentage:
Contract operations	62%	62%	59%
Aftermarket services	19%	19%	20%
Total gross margin percentage	54%	53%	49%

Selling, general and administrative	$29,526	$28,618	$26,298
% of revenue	12%	12%	11%

Adjusted EBITDA (1)	$112,133	$100,664	$89,466
% of revenue	46%	42%	39%

Capital expenditures	$68,495	$102,275	$109,011
Less: Proceeds from sale of property, plant and equipment and other assets	(33,720)	(10,799)	(4,868)
Net capital expenditures	$34,775	$91,476	$104,143

Total available horsepower (at period end) (2)	4,441	4,096	3,937
Total operating horsepower (at period end) (3)	3,916	3,611	3,465
Average operating horsepower	3,770	3,587	3,406
Horsepower utilization:
Spot (at period end)	88%	88%	88%
Average	88%	88%	87%

Dividend declared for the period per share	$0.145	$0.145	$0.132
Dividend declared for the period to all shareholders	$22,051	$22,064	$17,094
Cash available for dividend coverage (4)	3.10x	2.51x	2.95x
——————

(1)
Management believes gross margin and adjusted EBITDA provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

(2)	Defined as idle and operating horsepower. New compressor units completed by a third party manufacturer that have been delivered to us are included in the fleet.

(3)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.

(4)	Defined as cash available for dividend divided by dividends declared for the period.

	September 30,	June 30,	September 30,
	2019	2019	2018
Balance Sheet
Long-term debt (1)	$1,825,475	$1,628,814	$1,515,679
Archrock stockholders’ equity	1,057,018	832,890	827,798
——————

(1)	Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Reconciliation of Net Income to Adjusted EBITDA and Gross Margin
Net income	$20,407	$11,423	$9,974
Depreciation and amortization	48,409	45,482	43,779
Long-lived asset impairment	7,097	8,632	6,660
Restatement and other charges	—	24	396
Interest expense	27,401	25,954	23,518
Debt extinguishment loss	—	3,653	—
Transaction-related costs	4,905	2,687	182
Stock-based compensation expense	2,276	1,512	1,804
Indemnification expense, net (1)	190	106	27
Provision for income taxes	1,448	1,191	3,126
Adjusted EBITDA (2)	112,133	100,664	89,466
Selling, general and administrative	29,526	28,618	26,298
Stock-based compensation expense	(2,276)	(1,512)	(1,804)
Indemnification expense, net (1)	(190)	(106)	(27)
Other income, net	(7,810)	(2,010)	(660)
Gross margin (2)	$131,383	$125,654	$113,273
——————

(1)	Represents net expense incurred pursuant to indemnification provisions of our separation and distribution and tax matters agreements with Exterran Corporation.

(2)
Management believes adjusted EBITDA and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend
Net income	$20,407	$11,423	$9,974
Depreciation and amortization	48,409	45,482	43,779
Long-lived asset impairment	7,097	8,632	6,660
Restatement and other charges	—	24	396
Interest expense	27,401	25,954	23,518
Debt extinguishment loss	—	3,653	—
Transaction-related costs	4,905	2,687	182
Stock-based compensation expense	2,276	1,512	1,804
Indemnification expense, net	190	106	27
Provision for income taxes	1,448	1,191	3,126
Adjusted EBITDA (1)	112,133	100,664	89,466
Less: Maintenance capital expenditures	(14,145)	(17,174)	(12,553)
Less: Other capital expenditures	(5,566)	(3,456)	(4,797)
Less: Cash tax refund (payment)	1,514	(452)	(78)
Less: Cash interest expense	(25,630)	(24,228)	(21,668)
Cash available for dividend (2)	$68,306	$55,354	$50,370
——————

(1)
Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.

(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2019	2019	2018
Reconciliation of Cash Flows from Operating Activities to Cash Available for Dividend
Cash flows from operating activities	$74,962	$67,263	$65,490
Cash flows used in discontinued operations	269	—	—
Inventory write-downs	(170)	(270)	(167)
(Provision for) benefit from doubtful accounts	(644)	93	(636)
Gain on sale of assets	7,859	1,801	706
Current income tax provision (benefit)	(41)	127	285
Cash tax refund (payment)	1,514	(452)	(78)
Amortization of operating lease ROU assets	(726)	(713)	—
Amortization of contract costs	(6,110)	(5,607)	(4,051)
Deferred revenue recognized in earnings	8,311	12,478	6,146
Restatement and other charges	—	24	396
Transaction-related costs	4,905	2,687	182
Indemnification expense, net	190	106	27
Changes in assets and liabilities	(2,625)	(1,960)	(726)
Maintenance capital expenditures	(14,145)	(17,174)	(12,553)
Other capital expenditures	(5,566)	(3,456)	(4,797)
Proceeds from settlement of interest rate swaps that include financing elements	323	407	146
Cash available for dividend (1)	$68,306	$55,354	$50,370
——————

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.